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Suretyship – business	Danske	Bank	1 of 3

Borrower’s copy

EXHIBIT 10.7

Reference: 0029935106

Creditor	Danske Bank A/S

Guarantor	K2advertising A/S	Customer number: 0029937966
Trommesalen 5, 4.
1614 Copenhagen
Denmark

in its capacity as guarantor with primary liability hereby guarantees the fulfilment of any obligation that

Debtor	K2mediagroup A/S	Customer number: 0029935106
Trommesalen 5, 4.
1614 Copenhagen V
Denmark

may have towards Danske Bank A/S under the facilities mentioned below.

Establishment costs	Establishment costs

Facilities secured by	DKK 9,000,000.00 Business credit no. XXXXX
the guarantee

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Terms of the guarantee

Guarantee

This guarantee is a suretyship. This means that the bank may demand that the guarantee commitment be fulfilled as soon as the debtor defaults on one or several of the facilities comprised by the guarantee.

Claims covered by the guarantee	The guarantor is liable for any amount that the bank may claim from the debtor under the facilities comprised by the guarantee. This includes:

•	the debtor’s obligation to pay the amount due, interest and other costs, including overdraft interest, default interest, fees etc.
•	costs incidental to the hedging of any pledge covering the commitment comprised by the guarantee
•	actual costs incurred in the event that the debt is to be collected from the debtor, including court fees, legal assistance etc.
•	the countervalue of loans raised in foreign currencies in the event of any conversion into Danish kroner and the amount’s carrying of a floating rate of interest fixed by the bank
•	premium if a fixed-interest loan is repaid ahead of time. This also applies if the debtor defaults on the loan.

If the debtor defaults on the guarantee commitment, the guarantor becomes liable for the costs and expenses incurred by the bank as a result of the default. This also applies to any reminder letters sent by the bank.

If the debtor pays an amount without stating which facility the payment concerns, the bank may choose which facility the amount should be debited. The bank may also choose facilities that are not comprised by the guarantee.

Term of the guarantee	The guarantee commitment applies until the facilities comprised by the guarantee have been redeemed or cancelled unless otherwise agreed.

The guarantor’s release of his	If the debtor repays his debt to the bank, the guarantor is released from his guarantee commitment provided that

guarantee commitment	•	the debtor’s payment to the bank is not later annulled by any estate of the debtor
	•	any security provided to the bank, or the proceeds of such securities are not later annulled by any estate of the debtor.

Respite granted to the	The bank may grant the debtor a respite without the consent of the guarantee.
debtor

Other security and recourse

If several people have provided security – either as guarantors or third-party pledgors (pledge by a person other than the debtor) – they are all jointly and severally liable to the bank unless otherwise agreed with the bank in writing.

The guarantor accepts that the bank can use the security or proceeds of the security provided by the debtor and/or a third party until the bank has received all the amounts owed to it by the debtor. This applies even if the security has been provided for the balance comprised by the guarantee or for any other balances of the debtor. The guarantor therefore ranks second to the bank as regards any claim for entering into any security furnished at the time of the fulfilment of the guarantee commitment (the guarantor’s right of entry).

If a pledge has been given for a facility comprised by a guarantee, the bank may make the proceeds of the assets pledged available to the pledgor – even without the consent of the guarantor and/or the co-pledgor.

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Any distribution (recourse) among guarantors and/or pledgors is of no concern to the bank.

Additional loans/credits granted to the debtor

The bank may grant new loans, credits etc. and increase the facilities comprised by the guarantee without the guarantor’s consent. The guarantor is only liable for debt increases if accepted by the guarantor.

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Electronic messages

The bank may send all information to the guarantor electronically, even if words such as “in writing”, “letter”, “bank statement” etc. are used in the bank’s documents, rules etc. Of course, this can only be done to the extent that it is possible under current law, or if the bank has entered into an agreement with the guarantor.

Registration of the guarantor’s	The guarantor authorises the bank to register the guarantor’s commitments under his or her CVR no./civil registration no.
CVR no./civil reg. no.

Special provisions

Messages to the guarantor	Under Section 47 of the Danish Financial Business Act (Lov om finansiel virksomhed), the bank may send messages to K2advertising A/S on behalf of all the guarantors.

Documents for the	The guarantor hereby acknowledges receipt of
guarantor	•	a copy of the guarantee document
	•	a copy of the debt certificate/credit contract or any other document for which the guarantee has been provided.

Witness

23.05.07	/s/ Bent Helvang	/s/ Jesper Svane
Binding signature
Date	K2advertising A/S

Binding signature
Date

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THIS IS TO CERTIFY

that the foregoing

“Suretyship”

is a true and faithful translation of the attached copy
in the Danish language produced to me.

This translation consists of five (5) pages.

In witness whereof I have hereonto set
my hand and affixed my seal of office
this 7th day of December 2007.

Malene Popov
Sworn Translator and Interpreter of the English language
Aarhus, Denmark